EXHIBIT 10.1

Advertising Contract

Company: Cerebain Biotech	Date: August 12th , 2013
Contact Person: Eric Clemons	Title: President
Address: 13455 Noel Road	Phone: 714-747-0500
City: Dallas State: TX Zip: 75240	Fax: 949-415-7478

Description of Deliverables

This is a twelve (12) month campaign beginning on August 12th, 2013 and ending on August 12th, 2014 at a cost of $125,000.00 USD and 150,000 restricted (rule 144) shares of “DDOO” with piggy back registration rights. The client agrees to pay the sum of 20,000.00 USD by Wednesday August 14th, 2013 and agrees to deliver shares of “DDOO” to company or designated persons by September 12th, 2013. The client also agrees to pay the balance in eleven (11) monthly payments of 9545.46 due on the following dates

September 12th, 2013	October 12th, 2013
November 12th, 2013	December 12th, 2013
January 12th, 2014	February 12th, 2014
March 12th, 2014	April 12th, 2014
May 12th, 2014	June 12th, 2014
July 12th, 2014

Chineseinvestors.com will provide the client with a taped interview to be aired six (6) times on Phoenix Satellite TV (USA). Phoenix Satellite TV currently has 300,000 paid subscribers in North America and 300,000,000 viewers worldwide.

Chineseinvestors.com will provide the client with an interview to be aired on FM 96.1 KSQQ San Jose, CA. SVC Media FM 96.1 KSQQ covers 500,000 households in the San Jose and San Francisco areas.

Chineseinvestors.com will provide the client with an interview to be aired on AM 1320 KXYZ Houston, TX. AM 1320 KXYZ covers 200,000 households in the Houston area.

Chineseinvestors.com will also provide a link from its home page www.chineseinvestors.com to the client’s company profile for a period of twelve (12) months and twelve (12) emails to its database members. Chineseinvestors.com will provide all translation work for interview, company profile, and email content. Payment may be made via wire or check payable to Chineseinvestors.com Inc.

As signed below, both parties understand and agree to the terms and conditions:

For and on behalf of Chineseinvestors.com, Inc.	Accepted and confirmed by Cerebain Biotech

Name: Clayton Miller	Name: Eric Clemons

Title: Advertising Sales Manager	Title: President

Date: August 12th , 2013	Date: August 12th , 2013